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                                  Delaware

                     ----------------------------------
                               The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE , DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF " ON THE GO HEALTHCARE,INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF SEPTEMBER A.D. 2004, AT 8:18 O'CLOCK P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.







                                      /s/ HARRIET SMITH WINDSOR
                          [SEAL]      -----------------------------------
                                      HARRIET SMITH WINDSOR, Secretary of State


3263360  8100                                      AUTHENTICATION:    3368198

040687405                                                   DATE:    09-23-04

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           CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF
                               INCORPORATION
                        OF ON THE GO HEALTHCARE, INC.

On The Go Healthcare, Inc., filed a certificate of incorporation with the Secretary of State of Delaware on July 21, 2000. A Restated Certificate of Incorporation was filed on July 14, 2004. Following is an Amendment to the Restated Certificate of Incorporation.

It is hereby certified that:

1. The name of the corporation(the "Corporation") is On The Go Healthcare, Inc.

2. The Restated Certificate is hereby amended by adding the following new Article THIRTEENTH:

THIRTEENTH:

Every 30 issued and outstanding share of Common Stock of the Corporation will be combined into and automatically become one (1) outstanding share of Common Stock of the Corporation and the authorized shares of the Corporation shall remain as set forth in these Articles of Incorporation. No fractional share shall be issued in connection with the foregoing stock split; all shares of Common Stock so split that are held by a stockholder will be aggregated subsequent to the foregoing split and each fractional share resulting from such aggregation of each series held by a stockholder shall be rounded up to the nearest whole share.

3. The amendment to this Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


Signed this 22 day of September, 2004



ON THE GO HEALTHCARE, INC.

/s/ Stuart Turk
-------------------------
Stuart Turk
President, Chief Executive Officer

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